SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): December 29, 2005
                                                      (December 29, 2005)

                              TrustCo Bank Corp NY


             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


               0-10592                           14-1630287
      --------------------------      ------------------------------------
       (Commission File Number)        (IRS Employer Identification No.)


               5 Sarnowski Drive, Glenville, New York 12302
               (Address of principal executive offices) (Zip Code)



     Registrant's telephone number, including area code: (518) 377-3311
                                                         --------------



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TrustCo Bank Corp NY


Item 8.01.    Other Events

              An amendment to the Offer to Purchase dated December 5, 2005 was issued on December 29, 2005 announcing a change to the tender offer for Ballston Spa Bancorp, Inc. Attached is the amendment labeled as exhibit 99(a).




Item 9.01.    Financial Statements & Exhibits

              (c) Exhibits


              Reg S-K Exhibit No.     Description
                   99(a)              An amendment to TrustCo's Offer to
                                      Purchase  that was issued on December
                                      29,  2005  announcing  a change  to its
                                      tender offer for Ballston Spa
                                      Bancorp, Inc.




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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 29, 2005

                                         TrustCo Bank Corp NY
                                         (Registrant)


                                         By:/s/ Robert T. Cushing
                                            ----------------------------
                                            Robert T. Cushing
                                            Executive Vice President and
                                            Chief Financial Officer



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                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.        Description                                Page
------------------         ----------------------------             --------
   99(a)                   An amendment to TrustCo's Offer to         5-8
                           Purchase  that was issued on
                           December 29, 2005 announcing a
                           change to its tender offer for Ballston
                           Spa Bancorp, Inc.




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                                                                 Exhibit 99(a)

TRUSTCO
Bank Corp NY
-----------------------------------------------------------------
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311   Fax: (518) 381-3668

        Supplement to the Offer to Purchase dated December 5, 2005 for
               All Outstanding Shares of Common Stock
                                 of
                    BALLSTON SPA BANCORP, INC.
                                for
                       $45.50 Net per Share
                              made by

                      TRUSTCO BANK CORP NY

     The Offer will expire at 5:00 p.m., New York time, on Monday, January 9, 2006, unless the Offer is extended.
      ----------------------------------------------------------------

     TrustCo Bank Corp NY ("TrustCo") has amended the "minimum tender condition" to its December 5, 2005 Offer to Purchase shares of Ballston Spa Bancorp, Inc. ("Ballston Spa") common stock. The offer is now conditioned upon tender of enough shares of Ballston Spa common stock so that, after completion of the offer, TrustCo would own at least 51% of the outstanding shares of Ballston Spa common stock (on a fully diluted basis).

     TrustCo is continuing to offer to purchase all the outstanding shares of common stock of Ballston Spa at a price of $45.50 per share, net to seller in cash without interest thereon, upon the terms and conditions set forth in the Offer to Purchase, as amended and supplemented by this Supplement, and in the related Letter of Transmittal (which together constitute the "Offer").

                               IMPORTANT

     Any shareholder desiring to tender all or any portion of such shareholder's shares of Ballston Spa common stock should, prior to the expiration of the Offer, either (i) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal, have such shareholder's signature thereon guaranteed if required by Instruction 1 to the Letter of Transmittal, mail or deliver the Letter of Transmittal (or such facsimile thereof) and any other required documents to the Depositary, Mellon Investor Services, LLC, at the address set forth on the back cover page of this Supplement, and either deliver the certificates for such shares of Ballston Spa common stock to the Depositary along with the Letter of Transmittal (or a facsimile thereof) or deliver such shares of common stock pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase under the caption "The Offer - Procedure for Tendering Shares" or (ii) request such shareholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such shareholder. A shareholder whose shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such shareholder desires to tender such shares.

     Any shareholder who desires to tender shares of Ballston Spa common stock and whose certificates for such shares are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such shares by following the procedures for guaranteed delivery set forth in the Offer to Purchase under the caption "The Offer - Procedure for Tendering Shares."

     Questions and requests for assistance may be directed to the Information Agent (as defined in the Offer to Purchase) at its address and telephone number set forth on the back cover of this Supplement. Additional copies of the original Offer to Purchase, this Supplement, the Letter of Transmittal or other tender offer materials may be obtained from the Information Agent.
      ----------------------------------------------------------------
           The date of this Supplement is December 29, 2005.



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                 SUPPLEMENT TO OFFER TO PURCHASE FOR CASH
     The following information amends and supplements the Offer to Purchase dated December 5, 2005 made by TrustCo Bank Corp NY, Glenville, New York, to acquire each share of Ballston Spa Bancorp, Inc., Ballston Spa, New York, common stock for $45.50 net to the seller in cash. Unless the context requires otherwise, terms used but not defined in this Supplement have the meanings ascribed to them in the Offer to Purchase.

     By this Supplement to the Offer, TrustCo is changing the "minimum tender condition" described in the Offer to provide that the Offer is conditioned upon tender of enough shares of Ballston Spa common stock so that, after completion of the offer, TrustCo would own at least 51% of the outstanding shares of Ballston Spa common stock (on a fully diluted basis).

     Except as otherwise set forth in this Supplement, the terms and conditions set forth in the Offer to Purchase remain applicable in all respects to the Offer, and this Supplement should be read in conjunction with the Offer to Purchase. In particular, the Offer remains subject to the fulfillment of the certain other conditions, including the receipt of all required regulatory approvals and the absence of a material adverse change in Ballston Spa's financial condition, business or assets that, in TrustCo's reasonable judgment, makes it inadvisable to proceed with the Offer.

     Procedures for tendering shares are set forth in the Offer to Purchase beginning on page 13 under the caption "The Offer - Procedure for Tendering Shares." Shares previously validly tendered and not withdrawn constitute valid tenders for purposes of the Offer. Shareholders are not required to take any further action with respect to such shares, except as may be required by the guaranteed delivery procedure if such procedure was utilized.

     The Offer to Purchase, this Supplement and the Letter of Transmittal contain important information that should be read before any decision is made with respect to the Offer.

                      Change in Minimum Tender Condition
     The discussion in the Offer to Purchase under the caption "Certain Conditions of the Offer - Minimum Tender Condition" is hereby amended and restated in its entirety as follows:

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                          Minimum Tender Condition
     The Offer is conditioned upon there being validly tendered and not withdrawn prior to the Expiration Date a number of shares of Ballston Spa common stock which, together with the shares of Ballston Spa common stock beneficially owned by TrustCo and its affiliates for their own respective accounts, would represent at least 51% of the Ballston Spa common stock outstanding on a fully diluted basis (i.e., as though all options or other securities convertible into or exercisable for shares of Ballston Spa common stock had been so converted, exercised or exchanged) on the date shares of Ballston Spa common stock are accepted by TrustCo pursuant to the Offer
(the "minimum tender condition"). According to Ballston Spa's shareholder records there were 768,000 shares of Ballston Spa common stock issued as of November 9, 2005, of which 25,337 shares were "treasury shares" held by Ballston Spa. Based on the foregoing, TrustCo believes that the minimum tender condition would have been satisfied on November 9, 2005 if, in addition to the 4,000 shares of Ballston Spa common stock currently owned beneficially by TrustCo for its own account, at least an aggregate of 374,759 shares of Ballston Spa common stock outstanding on November 9, 2005, had been validly tendered pursuant to the Offer and not withdrawn. TrustCo reserves the right (but is not obligated) to waive or amend the minimum tender condition on or before the Expiration Date and to purchase fewer than such number of shares of Ballston Spa common stock as would satisfy the minimum tender condition pursuant to the Offer.

                                 Miscellaneous
     Although neither TrustCo nor the Information Agent has any knowledge that would indicate that any of the information contained in the Offer to Purchase or this Supplement that has been derived from information or materials provided by Ballston Spa is untrue, neither TrustCo nor the Information Agent takes responsibility for the accuracy or completeness of the information derived from that information or those materials, or for any failure by Ballston Spa to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to TrustCo or the Information Agent.

     TrustCo has not authorized anyone to give any information or make any representation about this Offer that is different from, or in addition to, that contained in the Offer to Purchase, this Supplement or in the Letter of Transmittal. Therefore, if anyone does give you information of this sort, you should not rely on it.

     The information contained in the Offer to Purchase and this Supplement speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                            TRUSTCO BANK CORP NY

December 29, 2005



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     The Depositary for the Offer is:

                               MELLON INVESTOR SERVICES, LLC

By mail:                       By hand delivery:       By overnight delivery:

P.O. Box 3301                  120 Broadway, 13th      Newport Office Center
South Hackensack,              Floor                   VII
NJ 07606                       New York, NY 10271      480 Washington Blvd
                               Attn: Reorganization    Attn: Reorganization
                               Dept.                   Dept., 27th Floor
                                                       Jersey City, NJ 07310

Facsimile (for eligible institutions only):    201-680-4626

Confirm facsimile by telephone ONLY:    201-680-4860



     The Information Agent for the Offer is:

                                                             [GRAPHIC OMITTED]

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